BlackRock Health Sciences Trust
File No. 811-21702
Sub-Item No. 77Q1(e)
(Investment Advisory Contracts) -- Attachment

Attached please find an exhibit to Sub-Item 77Q1(e) of Form N-
SAR, a copy of the Closed-End Fund Master Advisory Fee Waiver
Agreement between BlackRock Health Sciences Trust and BlackRock
Advisors, LLC.




Exhibit 77Q1(e)
Closed-End Fund Master Advisory Fee Waiver Agreement
    This MASTER ADVISORY FEE WAIVER AGREEMENT (this "Agreement") is made as of the 2nd day of December, 2016, by and among BlackRock Advisors, LLC (the "Adviser") an "Adviser") and each investment company listed on Schedule A attached hereto (each, a "Fund").
    WHEREAS, each Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end management company, and is organized as a statutory trust under the laws of the State of Delaware, a limited liability company under the laws of the State of Delaware, a business trust under the laws of the Commonwealth of Massachusetts or a corporation under the laws of the State of Maryland;
    WHEREAS, the Adviser and each Fund are parties to investment advisory agreements (the "Advisory Agreements"), pursuant to which the Adviser provides investment advisory services to each Fund in consideration of compensation as set forth in each Advisory Agreement (the "Advisory Fee"); and
    WHEREAS, the Adviser has determined that it is appropriate and in the best interests of each Fund and its interestholders to waive part of each Fund's Advisory Fee as set forth in Schedule B attached hereto (the "Fee Waiver"). Each Fund and the Adviser, therefore, have entered into this Agreement in order to effect the Fee Waiver for each Fund at the level specified in Schedule B attached hereto on the terms and conditions set forth in this Agreement.
    NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
1. Contractual Fee Waiver. During the Term (as defined in
Section 3 below), the Adviser shall waive a portion of its Advisory Fee with respect to each Fund as set forth in Schedule
B attached hereto.
2. Voluntary Fee Waiver/Expense Reimbursement. Nothing herein shall preclude an Adviser from contractually waiving other fees and/or reimbursing expenses of any Fund, voluntarily waiving Advisory Fees it is entitled to from any Fund or voluntarily reimbursing expenses of any Fund as the Adviser, in its discretion, deems reasonable or appropriate. Any such voluntary waiver or voluntary expense reimbursement may be modified or terminated by the Adviser at any time in its sole and absolute discretion without the approval of the Fund's Board of Trustees or Board of Directors, as the case may be.
3. Term; Termination.
    3.1 Term. The term ("Term") of the Fee Waiver with respect to a Fund shall begin on December 2, 2016 (or such other date as agreed to in writing between the Adviser and the Fund) and end with respect to a Fund after the close of business on the date set forth on Schedule A (or such other date as agreed to in writing between the Adviser and the Fund) unless the Fee Waiver is earlier terminated in accordance with Section 3.2. The Term of the Fee Waiver with respect to a Fund may be continued from year to year thereafter provided that each such continuance is specifically approved by the Adviser and the Fund (including with respect to the Fund, a majority of the Fund's Trustees or Directors, as the case may be, who are not "interested persons," as defined in the 1940 Act, of the Advisers (the "Non-Interested Directors")). Neither the Adviser nor a Fund shall be obligated to extend the Fee Waiver with respect to the Fund.
    3.2 Termination. This Agreement may be terminated prior to expiration by any Fund with respect to such Fund without payment of any penalty, upon 90 days' prior written notice to the Adviser at its principal place of business (or at an earlier date as may be agreed to by both parties); provided that, such action shall be authorized by resolution of a majority of the Non-Interested Directors of such Fund or by a vote of a majority of the outstanding voting securities of such Fund.
4. Miscellaneous.
    4.1 Captions. The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
    4.2 Interpretation. Nothing herein contained shall be deemed to require a Fund to take any action contrary to the Fund's Declaration of Trust or Articles of Incorporation, as the case may be, or Bylaws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Fund's Board of Trustees or Board of Directors, as the case may be, of its responsibility for and control of the conduct of the affairs of the Fund.
    4.3 Limitation of Liability. The obligations and expenses incurred, contracted for or otherwise existing with respect to a Fund shall be enforced against the assets of such Fund and not against the assets of any other Fund.
    4.4 Definitions. Any question of interpretation of any term or provision of this Agreement, including but not limited to the computations of average daily net assets or of any Advisory Fee, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the relevant Advisory Agreement between the Adviser and the Fund or the 1940 Act, shall have the same meaning as and be resolved by reference to such Advisory Agreement or the 1940 Act, as applicable, and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such Court, by rules, regulations or orders of the Securities and Exchange Commission ("SEC") issued pursuant to the 1940 Act. In addition, if the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is revised by rule, regulation or order of the SEC, that provision will be deemed to incorporate the effect of that rule, regulation or order. Otherwise the provisions of this Agreement will be interpreted in accordance with the substantive laws of the State of New York.
    IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers as of the day and year first above written.






EACH OF THE FUNDS LISTED ON SCHEDULE A ATTACHED HERETO


By:

/s/ Neal J. Andrews
Name:  Neal J. Andrews
Title:    Chief Financial Officer



BLACKROCK ADVISORS, LLC


By:

/s/ Neal J. Andrews
Name:  Neal J. Andrews
Title:    Managing Director



[Signature page to Closed-End Fund Master Advisory Fee Waiver
Agreement]





SCHEDULE A
Closed-End Fund Master Advisory Fee Waiver Agreement
(Dated as of December 2, 2016)

INFORMATION DISPLAYED IN THE FOLLOWING ORDER:
NUMERIC COUNT
TICKER
FUND
EXPIRATION DATE


1
BBN
BlackRock Taxable Municipal Bond Trust
June 30, 2017


2
BJZ
BlackRock California Municipal 2018 Term Trust
June 30, 2017


3
BFZ
BlackRock California Municipal Income Trust
June 30, 2017


4
BHK
BlackRock Core Bond Trust
June 30, 2017


5
HYT
BlackRock Corporate High Yield Fund, Inc.
June 30, 2017


6
BTZ
BlackRock Credit Allocation Income Trust
June 30, 2017


7
DSU
BlackRock Debt Strategies Fund, Inc.
June 30, 2017


8
BHL
BlackRock Defined Opportunity Credit Trust
June 30, 2017


9
BGR
BlackRock Energy and Resources Trust
June 30, 2017


10
CII
BlackRock Enhanced Capital and Income Fund, Inc.
June 30, 2017


11
BDJ
BlackRock Enhanced Equity Dividend Trust
June 30, 2017


12
EGF
BlackRock Enhanced Government Fund, Inc.
June 30, 2017


13
FRA
BlackRock Floating Rate Income Strategies Fund, Inc.
December 31, 2017


14
BGT
BlackRock Floating Rate Income Trust
June 30, 2017


15
BFO
BlackRock Florida Municipal 2020 Term Trust
June 30, 2017


16
BOE
BlackRock Global Opportunities Equity Trust
June 30, 2017


17
BME
BlackRock Health Sciences Trust
June 30, 2017


18
BKT
BlackRock Income Trust, Inc.
June 30, 2017


19
BGY
BlackRock International Growth and Income Trust
June 30, 2017


20
BKN
BlackRock Investment Quality Municipal Trust, Inc.
June 30, 2017


21
BLW
BlackRock Limited Duration Income Trust
June 30, 2017


22
BTA
BlackRock Long-Term Municipal Advantage Trust
June 30, 2017


23
BZM
BlackRock Maryland Municipal Bond Trust
June 30, 2017


24
MHE
BlackRock Massachusetts Tax-Exempt Trust
June 30, 2017


25
BIT
BlackRock Multi-Sector Income Trust
June 30, 2017


26
MUI
BlackRock Muni Intermediate Duration Fund, Inc.
June 30, 2017


27
MNE
BlackRock Muni New York Intermediate Duration Fund, Inc.
June 30, 2017


28
MUA
BlackRock MuniAssets Fund, Inc.
June 30, 2017


29
BPK
BlackRock Municipal 2018 Term Trust
June 30, 2017


30
BKK
BlackRock Municipal 2020 Term Trust
June 30, 2017


31
BBK
BlackRock Municipal Bond Trust
June 30, 2017


32
BAF
BlackRock Municipal Income Investment Quality Trust
June 30, 2017


33
BBF
BlackRock Municipal Income Investment Trust
June 30, 2017


34
BYM
BlackRock Municipal Income Quality Trust
June 30, 2017


35
BFK
BlackRock Municipal Income Trust
June 30, 2017


36
BLE
BlackRock Municipal Income Trust II
June 30, 2017


37
BTT
BlackRock Municipal 2030 Target Term Trust
June 30, 2017


38
MEN
BlackRock MuniEnhanced Fund, Inc.
June 30, 2017


39
MUC
BlackRock MuniHoldings California Quality Fund, Inc.
June 30, 2017


40
MUH
BlackRock MuniHoldings Fund II, Inc.
June 30, 2017


41
MHD
BlackRock MuniHoldings Fund, Inc.
June 30, 2017


42
MFL
BlackRock MuniHoldings Investment Quality Fund
June 30, 2017


43
MUJ
BlackRock MuniHoldings New Jersey Quality Fund, Inc.
June 30, 2017


44
MHN
BlackRock MuniHoldings New York Quality Fund, Inc.
June 30, 2017


45
MUE
BlackRock MuniHoldings Quality Fund II, Inc.
June 30, 2017


46
MUS
BlackRock MuniHoldings Quality Fund, Inc.
June 30, 2017


47
MVT
BlackRock MuniVest Fund II, Inc.
June 30, 2017


48
MVF
BlackRock MuniVest Fund, Inc.
June 30, 2017


49
MZA
BlackRock MuniYield Arizona Fund, Inc.
June 30, 2017


50
MYC
BlackRock MuniYield California Fund, Inc.
June 30, 2017


51
MCA
BlackRock MuniYield California Quality Fund, Inc.
June 30, 2017


52
MYD
BlackRock MuniYield Fund, Inc.
June 30, 2017


53
MYF
BlackRock MuniYield Investment Fund
June 30, 2017


54
MFT
BlackRock MuniYield Investment Quality Fund
June 30, 2017


55
MIY
BlackRock MuniYield Michigan Quality Fund, Inc.
June 30, 2017


56
MYJ
BlackRock MuniYield New Jersey Fund, Inc.
June 30, 2017


57
MYN
BlackRock MuniYield New York Quality Fund, Inc.
June 30, 2017


58
MPA
BlackRock MuniYield Pennsylvania Quality Fund
June 30, 2017


59
MQT
BlackRock MuniYield Quality Fund II, Inc.
June 30, 2017


60
MYI
BlackRock MuniYield Quality Fund III, Inc.
June 30, 2017


61
MQY
BlackRock MuniYield Quality Fund, Inc.
June 30, 2017


62
BLJ
BlackRock New Jersey Municipal Bond Trust
June 30, 2017


63
BNJ
BlackRock New Jersey Municipal Income Trust
June 30, 2017


64
BLH
BlackRock New York Municipal 2018 Term Trust
June 30, 2017


65
BQH
BlackRock New York Municipal Bond Trust
June 30, 2017


66
BSE
BlackRock New York Municipal Income Quality Trust
June 30, 2017


67
BNY
BlackRock New York Municipal Income Trust
June 30, 2017


68
BFY
BlackRock New York Municipal Income Trust II
June 30, 2017


69
--
BlackRock Preferred Partners LLC
July 31, 2017


70
BCX
BlackRock Resources & Commodities Strategy Trust
June 30, 2017


71
BST
BlackRock Science and Technology Trust
June 30, 2017


72
BUI
BlackRock Utility and Infrastructure Trust
June 30, 2017


73
BHV
BlackRock Virginia Municipal Bond Trust
June 30, 2017


74
BSD
The BlackRock Strategic Municipal Trust
June 30, 2017


75
--
BlackRock 2022 Global Income Opportunity Trust
June 30, 2018


  	This Agreement will become effective with respect to BlackRock 2022 Global Income Opportunity Trust upon the effectiveness of the Fund's Advisory Agreement.



SCHEDULE B
Closed-End Fund Master Advisory Fee Waiver Agreement
(Dated as of December 2, 2016)

            BlackRock Advisors, LLC will waive the management fee with respect to any portion of the Fund's assets estimated to be attributable to investments in other equity and fixed-income mutual funds and exchange-traded funds managed by BlackRock Advisors, LLC or its affiliates.